Riviera Holdings Corporation
                                 2901 Las Vegas Boulevard South
                                       Las Vegas, NV 89109
                                Investor Relations: (800) 362-1460
                                       TRADED: AMEX - RIV
                                       www.theriviera.com



FOR FURTHER INFORMATION:
AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Mark Lefever, Treasurer and CFO                Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  mlefever@theriviera.com                Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:


      RIVIERA HOLDINGS SECOND QUARTER 2006 CONFERENCE CALL SET FOR JULY 28

LAS VEGAS, NV - July 6, 2006 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) second quarter financial results, the Company will hold a conference call on Friday, July 28, 2006 at 2 p.m. EDT.

What:  Riviera Holdings Second Quarter 2006 Financial Results

When:  Friday, July 28, 2006, 2 p.m. EDT/ 11 a.m. PDT

Where: http://www.videonewswire.com/event.asp?id=34591 or www.theriviera.com
            -----------------------------------------------

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   888-889-5345

Replay information:        877-519-4471, code 7592523

Contact information:       Betsy Truax 208-241-3704 or BetsyT@cableone.net

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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